Exhibit 10.21

Planning and Development Investment Agreement

K Enter Holdings Inc, headquartered at 1 6192 Coastal Highway, Lewes, Delaware 19958, County of Sussex (hereinafter referred to as “K Enter”), and Anseilen (hereinafter referred to as “the Production Company”), agree to enter into this Planning and Development Investment Agreement (hereinafter referred to as “this Agreement”) related to the planning and development of a drama.

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Article 1 (Purpose of the Agreement)

The purpose of “this Agreement” is to set forth the necessary provisions related to the mutual cooperation between “K Enter” and “the Production Company” in supporting all costs directly and indirectly incurred in the planning and development of the drama, achieving successful visualization, and securing the original IP.

Article 2 (Duration)

1. “The Production Company” shall grant “K Enter” the right to participate as a co-producer and/or investor in the drama planned and developed for a period of 5 years from the date of signing this Agreement. This right may be extended for an additional period of 5 years by mutual agreement.

2. “K Enter” shall have the option to participate as a co-producer and/or investor in the drama planned and developed by “the Production Company” during the term of this Agreement, at its own discretion.

Article 3 (Planning and Development of the Drama)

1. “The Production Company” shall exert its best efforts in the entire planning and development process necessary for the drama, including discovering/conceiving/planning of items such as ideas, original concepts, and source materials that can be developed into a drama, development/completion of the screenplay, and casting of lead actors, until the final investment and/or broadcast contract is concluded.

2. Once “the Production Company” has completed the planning proposal and screenplay for casting lead actors, it must share these with “K Enter” and provide the opportunity to participate as a co-producer and/or investor. Specific details shall be determined under a separate agreement, to be prepared in mutual agreement.

3. “K Enter” and “the Production Company” agree to cooperate with each other for the successful visualization of the drama developed under this Agreement and the enhancement of its value as an original IP.

Article 4 (Payment of Planning and Development Costs)

1. “K Enter” shall pay the Production Company an amount of One Billion Won (KRW 1,000,000,000 / VAT exclusive) for the drama planning and development as stated in Article 3, Clause 1. “K Enter” agrees to deposit this “Planning and Development Cost” in cash into an account designated by “the Production Company” within 30 days of signing this Agreement.

2. The “Planning and Development Cost” mentioned in Clause 1 of this Article shall be used for planning, development, and operational expenses according to this Agreement. “K Enter” may request submission of details and proof of expenditure for the use of the planning and development cost. Upon request by “K Enter,” the Production Company shall sincerely consult with “K Enter” or a person designated by “K Enter.”

3. If the production of the drama developed under this Agreement is confirmed, the planning and development cost paid by “K Enter” according to Article 4, Clause 1, shall be included in the total production cost of each drama.

4. The planning and development cost included as per Clause 3 of this Article shall be converted into “K Enter’s” investment or production share according to Article 3, Clause 2. The specific methods for including the total production cost, production share, investment share, and other details not specified in this Agreement shall be determined by separate agreement between “K Enter” and “the Production Company.”

Article 5 (Recovery of Planning and Development Costs and Additional Investment)

1. “K Enter” shall recover the planning and development cost through the earnings from the joint production share and investment share of the drama secured through separate agreements as per Article 4, Clauses 3 and 4, and Article 3, Clause 2.

2. If the planning and development costs are not fully recovered within the planning and development period stated in Article 2, Clause 1, the contract shall be automatically extended for one year.

3. “K Enter” shall sincerely discuss additional investments in the planning and development cost when the Production Company exhausts its investment funds.

Article 6 (Representations and Warranties)

“The Production Company” warrants that the entire or any part of the results of the planning and development does not infringe upon the copyright, honor, privacy, or any other rights of any third party. In the event of a dispute arising from violation of this, “the Production Company” shall resolve the issue at its own expense and liability, indemnify “K Enter,” and compensate for any damages incurred by “K Enter.”

Article 7 (Ownership of Copyrights)

The copyrights of the planning and development results under this Agreement shall belong to “the Production Company.” However, if “K Enter” participates as a co-producer and/or investor and a separate work-specific contract is concluded according to the latter part of Article 3, Clause 2, it shall be determined by mutual agreement.

Article 8 (Confidentiality)

1. The parties shall not disclose, reveal, or provide any information such as data, trade secrets, and any other information obtained from the other party or acquired on their own in the course of executing this Agreement, to third parties without the prior written consent of the other party. Appropriate security measures must be implemented to ensure this.

2. Notwithstanding the provisions of Clause 1, if a court or government agency requires the disclosure of such information, the party must immediately notify the other party in writing and cooperate as necessary to take timely and appropriate actions.

Article 9 (Prohibition of Assignment and Delegation)

Each party to “this Agreement” shall not assign or delegate all or part of its rights and obligations under “this Agreement” to a third party, nor assign or provide as collateral any claims related to “this Agreement,” without the prior written consent of the other party.

Article 10 (Termination of the Agreement)

1. If either party to “this Agreement” violates the terms and fails to rectify the violation within 10 days after receiving a written notice for correction from the other party, the non-violating party has the right to terminate “this Agreement” immediately by written notification, without further notice.

2. Each party to “this Agreement” may terminate “this Agreement” immediately by written notification without further notice in the event of any of the following:

A. If the party or a third party files for bankruptcy, commencement of rehabilitation proceedings, workout, or any similar procedures, or if there is a resolution for dissolution or liquidation.

B. If the party receives provisional seizure, provisional disposition, seizure, application for auction, or tax delinquency disposition, making it impossible or likely impossible to fulfill the contents of “this Agreement.”

C. In case of a significant breach of the confidentiality obligations or the representations and warranties under “this Agreement,” where the nature of the breach makes it inappropriate to provide a correction period as per Clause 1.

3. The rescission or termination of this Agreement shall not affect the right to claim damages.

Article 11 (Compensation for Damages)

If one party causes damage to the other party due to its fault, the at-fault party shall compensate for all damages incurred by the other party.

Article 12 (Jurisdiction)

1. In the event of any disagreement regarding the contents of this Agreement or matters not specified in this Agreement, the parties shall endeavor to amicably resolve the issue through mutual consultation based on the laws and customary practices of the Republic of Korea.

2. Notwithstanding the provisions of Clause 1, if the dispute cannot be resolved and leads to litigation, the Seoul Central District Court shall be the exclusive agreed jurisdiction.

To certify that the agreement has been concluded as above, “K Enter” and “the Production Company” have prepared two copies of this Agreement, each party signing and sealing one copy for their records.

Dated: May 25, 2023.

“K Enter”

K Enter Holdings Inc

16192 Coastal Highway, Lewes, Delaware 19958, Count of Sussex

CEO Lee Young Jae            (Seal)

“The Production Company”

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